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                                                                 EXHIBIT 10.5(b)

                              CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement"), is entered into this 10th day of January, 2000 (the "Execution Day"), by and between StampVille.com, inc. (Hereinafter referred to as "the Company") and Petty Consulting, Inc.

     WHEREAS, Petty Consulting Inc. is experienced with financial, operational and marketing expertise in high technology and Internet related businesses;

     WHEREAS, the Company requires immediate additional senior executive expertise and experience to assist it in strategic planning and operational initiatives, and in connection therewith, the Company desires to engage Petty Consulting Inc to provide the services of such management.

     WHEREAS, Petty Consulting Inc agrees to accept such assignments and to provide the Company with the Consulting Services described herein pursuant to the terms and conditions set forth in this Agreement for a period of one year from the date hereof, or such shorter period as provided herein; and

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and Petty Consulting Inc agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings, unless otherwise expressly provided or unless the context otherwise requires.

          "Cause" means, except as otherwise contemplated by Sections 5(a) or 5(c) below, the involuntary termination of the Agreement by the Company by reason of:


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          (i)   The material breach by Petty Consulting Inc of the terms and conditions of this Agreement;

          (ii) The willful or habitual failure by Petty Consulting Inc to perform requested duties commensurate with their duties pursuant to the terms of this Agreement (the "Breach"); or

          (iii) The willful engaging by Petty Consulting Inc in misconduct materially injurious to the Company.

     2. CONSULTING SERVICES. Subject to the restrictions and limitations set forth below, during the "Term", as hereinafter defined, of this Agreement, Petty Consulting Inc and the Company hereby agree:

          (a) Petty Consulting Inc shall make Robert Petty available to the Company to serve as the Acting Chief Executive Officer of the Company (the "Acting CEO"). Robert Petty will report to and be supervised by the Board of Directors of the Company as requested concerning the Company's strategic direction and initiatives. Robert Petty shall be responsible for developing and fostering shared goals and strategies amongst the Company, including shared accountability with other management members for the Company's overall financial results. Robert Petty shall also be responsible for assisting the Company in recruiting and developing executives.

          (b) Petty Consulting Inc shall make Douglas Wu available to the Company to serve as a Financial Consultant of the Company. Douglas Wu will report to the Acting CEO and to board of Directors of the Company as requested concerning the Company's strategic direction, financial condition and related matters. Douglas Wu shall be responsible for developing and fostering shared goals and strategies amongst the Company shared accountability with other management members for the Company's overall financial results. Douglas Wu shall also be responsible for assisting the Company in recruiting and developing executives.

          (c) Petty Consulting Inc shall make available Jennifer Christopher for a period to the Company to serve as the Vice President - Human Resources of the Company. Jennifer

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Christopher will report to the Acting CEO concerning the Company's strategic direction and Human Resources initiatives.

               (d) Subject to any services rendered by Petty Consulting Inc or any of the individuals identified above, Petty Consulting Inc shall make the individuals identified above available to render their services to the Company in the capacities specified above on a substantially full-time basis. The consulting services rendered by Petty Consulting Inc as set forth in Sections 2(a), 2(b) and 2(c) above shall hereinafter be defined as the "Consulting Services."

               (e) Petty Consulting Inc. shall at all times be, act, function, and perform all services and responsibilities as an independent contractor. It is further mutually understood and agreed that no work, act, commission or omission of any act by Petty Consulting Inc. or the Company pursuant to the terms of this Agreement shall be construed to make or render Petty Consulting Inc or any employees of Petty Consulting Inc employees of the Company. Petty Consulting Inc shall be fully responsible for their own debts and obligations.

               (f) Subject to the overall supervision of the Company's Board of Directors and except as otherwise provided in this Agreement, the Company shall have no right or authority to direct or control Petty Consulting Inc with respect to the actual performance of the Consulting Services. The Company is only interested in the results obtained by Petty Consulting Inc with respect to the Consulting Services. The manner and methods utilized by Petty Consulting Inc in performing the Consulting Services and achieving the desired result on behalf of the Company shall be under the exclusive control of Petty Consulting Inc within the boundaries and direction of the company's board.

          3.   Compensation.

               (a) Petty Consulting Inc shall be compensated for its services under this Agreement pursuant to Schedule 3(a) hereto, which is incorporated herein and made a part hereof by this reference.

               (b) Except as expressly set forth in this Section 3 or elsewhere in this Agreement, Petty Consulting Inc shall not be entitled to receive any other compensation or benefits from



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the Company as a result of the performance of Petty Consulting Inc's consulting services hereunder, including but not limited to participation in the Company's life, health and disability insurance plans, profit sharing, pension or 401(k) bonus plans or any other plans or programs currently or which in the future may become available to the Company's officers or employees, in such capacities. Petty Consulting Inc's consultants may, however, be eligible to participate a company share option scheme, if introduced by the Company and if such consultants meet the qualifications for participation established by the Company, it being understood that nothing herein shall obligate the Company to establish or maintain any such plan, scheme or arrangement.

     Expenses. The Company shall promptly reimburse Petty Consulting Inc for all reasonable out of pocket expenses incurred by Petty Consulting Inc in the performing their duties. The obligation of the Company to reimburse Petty Consulting Inc for any expenses shall be subject to the confirmation that such expenses were incurred in connection with the performance of Consulting Services, and only upon receipt from Petty Consulting Inc of vouchers, receipts or other reasonable substantiation of such expenses. The Company shall not be obligated to reimburse any expenses which were not approved in advance by the Company.

               5. Retainer. Within ____ days of the execution of this Agreement, the Company shall pay to Petty Consulting Inc a retainer (the "Retainer") in the amount of One Hundred Thousand Dollars ($100,000). The parties agree that the Retainer is a deposit for payment of a portion of the fees and costs to be incurred pursuant to this Agreement, and may be applied only upon the Company's approval of an invoice provided by Petty Consulting Inc describing the work performed and the approved expenses incurred. Except to the extent any fees or costs are incurred and approved, the Retainer is a refundable deposit which shall be returned immediately upon the Company's request. Upon the termination




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            of this Agreement, any final charges will be applied against the
            Retainer and the balance of the Retainer, if any, will be refunded.

      6. TERM OF AGREEMENT. THE TERM OF THIS AGREEMENT SHALL COMMENCE AS OF THE DATE HEREOF AND, UNLESS EARLIER TERMINATED AS HEREIN PROVIDED, SHALL CONTINUE FOR A PERIOD OF ONE YEAR FROM THE DATE HEREOF. This Agreement shall be terminated prior to the expiration of one year from the date hereof only in the event of the occurrence of any one of the following circumstances:

                  (b)   The death of Petty;

                  (c)   The Company terminates this Agreement for Cause; or

                  (c) Upon no less than sixty (60) days prior written notice, pursuant to section 12(k) below by the Company or Petty Consulting Inc.

For the purposes of this Agreement, the "Term" hereof shall be the period from the date hereof through the expiration of the Term or such other shorter period in the event the Agreement is terminated sooner pursuant to Sections 5(a) through 5(c) above.

      7.    Compensation Upon Termination.

                  (a) In the event this Agreement is terminated pursuant to Sections 6(a) through 6(c) hereof, the Company shall be obligated to pay or provide to Petty Consulting Inc. under this Agreement the following and only the following: (1) any unpaid Consulting Fee through the date of termination and
(2) payment for any un-reimbursed expenses through the termination date.

                  (b) In addition to the foregoing payments, if this Agreement is terminated by the Company pursuant to Section 6(c) above, the Company shall pay to Petty Consulting Inc. the sum equal to two months consulting fees based on the rate of usage during the thirty (30) days prior to termination.

      8.    Non-Competition, Ownership and Protection of Confidential
      Information.

                  (a) During the Term of this Agreement and for twelve (12) months thereafter, Robert Petty shall NOT (i) serve as an employee, officer, director, advisor, partner, trustee or purchase an amount in excess of five percent (5%) of any corporation,


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     partnership, joint venture, limited liability company or other business or enterprise which competes directly or indirectly with the Company or any of its subsidiaries, affiliates or business ventures in the United States of America, the United Kingdom or the Commonwealth of Australia (hereinafter, collectively "Competitors") or (ii) solicit orders or business from any corporation, partnership, joint venture, limited liability company or other business or enterprise which was a customer of the Company or any of its subsidiaries, affiliates or business ventures during the twelve (12) months immediately proceeding the termination of this Agreement without written company approval.

         (b) As between the Company, on the one hand, and Petty Consulting Inc the other hand, each project, production and all material pertaining to hereunder, all material acquired or developed by the Company, all material of any nature whatsoever created, written, composed, prepared, supervised, submitted or interpolated, and all results, products and proceeds thereof, are and automatically shall become the sole and exclusive property of the Company (including, but not limited to, all original ideas in connection therewith) as works-made-for-hire by Petty Consulting Inc within the course and scope of Petty Consulting Inc services for the Company hereunder. As between the Company, on the one hand, and Petty Consulting Inc on the other hand, Company shall have the sole and exclusive right in perpetuity, throughout the universe, in its sole and absolute discretion, to sell, use, license and otherwise exploit each such project, production, material and results, products and proceeds, or any portion or element thereof, without any obligation or liability to Petty Consulting Inc of any kind or nature whatsoever, by any means, method or medium, whether now known or hereafter devised. All of the results, products and proceeds of Petty Consulting Inc services hereunder (including, but not limited to, all material of any nature whatsoever created, written, composed, prepared, supervised, submitted or interpolated by Petty Consulting Inc) is the sole and exclusive property of Company and Company shall, solely for this purpose, be the author thereof as Petty's employer-for-hire. All rights granted or agreed to be granted to


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Company hereunder shall vest in Company immediately and shall remain perpetually vested in Company, its successors or assigns, whether this Agreement expires in its normal course or is terminated for any reason whatsoever. If the Company at any time desires to secure separate assignments with respect to any of the foregoing, Petty Consulting Inc shall, and shall, duly execute, acknowledge and deliver the same upon the Company's request therefore; it being expressly agreed, however, that all rights granted or agreed to be granted to the Company shall vest in the Company whether or not any such separate assignment is requested by Company or executed and delivered by Petty Consulting Inc. Petty Consulting Inc shall not, and concurrent agree not permit Petty to, transfer or purport to transfer any right, title, privilege or interests in or to any of the results, products or proceeds of Petty services hereunder, or any of the Company's rights or property, to any other person or authorize or willingly permit any person to infringe in any way upon any of the Company's rights or property. Petty Consulting Inc covenants and agrees that it will NOT at any time during or after the Term of this Agreement reveal, divulge or make known to any person, firm or corporation any information, knowledge or data of a proprietary nature relating to the business of the Company or any of its affiliates which is not or has not become generally known or public. Petty Consulting Inc shall hold, in a fiduciary capacity, for the benefit of the Company, all information, knowledge or data of a proprietary nature, relating to or concerned with, the operations, customers, developments, sales, business and affairs of the Company and its affiliates which is not generally known to the public and which is or was obtained by Petty Consultant Inc during the Term of this Agreement. Petty Consulting Inc recognize and acknowledges that all such information, knowledge or data is a valuable and unique asset of the Company and accordingly will not discuss or divulge any such information, knowledge or data to any person, firm, partnership, corporation or organization other than to the Company, its affiliates, designees, assignees or successors or except as may otherwise be required by the


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     law, as ordered by a court or other governmental body of competent jurisdiction, or in connection with the business and affairs of the Company.

     9. PETTY CONSULTING INC'S REPRESENTATION, WARRANTIES AND FURTHER AGREEMENTS. Petty Consulting Inc hereby represents and warrants to, and further agrees with, the Company as follows:

     (a) Petty Consulting Inc is a duly organized, validly existing corporation in good standing in the State of New York and each other state where the conduct of its business requires such qualification; Petty Consulting Inc is free to enter into this Agreement, and neither entering into this Agreement nor performing any act or obligation hereunder shall constitute a breach or default under any agreement or understanding to which Petty Consulting Inc. is a party or by which it or its property is bound.

     (b) Petty Consulting Inc is a bona fide corporate business entity established for a valid business purpose within the meaning of the tax laws of the United States.

     (c) Petty Consulting Inc covenants and agrees to make all required "Governmental Payments", as hereinafter defined, in a timely manner which arise out of or which may become due as a result of Petty Consulting Inc's rendering Consulting Services under this Agreement. For the purposes of this Agreement "Governmental Payments" shall be defined as any and all payments required to be made on behalf of either Petty Consulting Inc to a Federal, state or local taxing authority or governmental agency arising out of or resulting from this Agreement or the rendering of the Consulting Services hereunder, including but not limited to withholding for state or Federal income, disability or social security taxes and workers compensation.

     (d) Petty Consulting Inc further acknowledges and agrees that the foregoing covenants, representations and warranties will be relied upon by the Company for the purpose of determining whether or not it is necessary for the Company to make Governmental Payments


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     and Petty Consulting Inc agrees that if any Governmental Payments are not made, and if thereafter it is determined that such Governmental Payments were legally required by the Company, Petty Consulting Inc shall indemnify, defend and hold the Company, and each of the Company's officers, shareholders, directors, members, and other representatives, harmless from and against any and all claims, liabilities, judgments, lawsuits, damages, costs and expenses with respect to such unpaid Governmental Payments, including, but not limited to, any penalties, interest and reasonable attorneys' fees and costs in the defense and disposition of any such matter relating thereto.

          (e) Petty Consulting Inc is not subject to any obligation or disability which will or might prevent or interfere with the full completion and performance by Petty Consulting Inc of all the obligations and conditions to be kept or performed by Petty Consulting Inc hereunder. Petty Consulting Inc has not made and will not make any grant or assignment which will or might conflict with or impair the complete enjoyment of the rights and privileges granted to the Company hereunder, and Petty Consulting Inc shall discharge all obligations imposed on employers including, without limitation, the payment of taxes and the making of all payments required to be made under any applicable collective bargaining agreement by reason of Petty Consulting Inc's services rendered pursuant hereto.

          (d) If Petty Consulting Inc should be dissolved, or should otherwise cease to exist, or for any reason whatsoever should fail, be unable, neglect, or refuse to perform, observe or comply with the terms, covenants and conditions of this Agreement, the Company in its sole discretion, may terminate this Agreement for "cause".

     10.  Indemnities.

          (a) Petty Consulting Inc shall defend, indemnify and hold the Company and its "affiliates" (as such term is defined under the Securities Exchange Act of 1934, as amended) harmless, from and against any liabilities, losses, claims, demands, costs (including, without limitation, reasonable attorneys' fees) and expenses arising out

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          of any act or omission by Petty Consulting, Inc or any of its employees or representatives.

          (b) The Company shall indemnify Petty Consulting Inc, during and after the Term of this Agreement, to the fullest extent provided for in the Company's Articles of Incorporation or Bylaws, as in effect, or as may thereafter be amended, modified or revised from time to time (collectively, "Company's Articles"), or permitted under the law of New York or such other state in which the Company may hereafter be domiciled, against any and all costs, claims, judgments, fines, settlements, liabilities, and fees or expenses (including, without limitation, reasonable attorney's fees) incurred in connection with any proceedings (including, without limitation, threatened actions, suits or investigations) brought by party or parties other than Petty Consulting Inc or successors or assignees arising out of or relating to Petty Consulting Inc's actions or inactions or the Consulting Services performed by Petty Consulting Inc or any counterclaims brought in defense of an otherwise indemnifiable action at any time during the Term of this Agreement. The indemnification contemplated under this
     Section 9(b) shall be provided to Petty Consulting Inc unless, at the time indemnification is sought, such indemnification would be prohibited under the law of New York or of the state in which the Company may then be domiciled; and the Company may rely on the advice of its counsel in determining whether indemnification is so prohibited.

     11. Arbitration. Any and all disputes arising out of or relating to this Agreement, including the termination of this Agreement, any claim for unlawful retaliation, wrongful termination of employment, violation of public policy or unlawful discrimination or harassment because of race, color, sex, national origin, religion, age, physical or mental disability or condition, marital status, sexual orientation or other legally protected characteristic shall be resolved by final and binding arbitration before a single arbitrator. EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION, THE PARTIES AGREE THAT IF A DISPUTE OR CLAIM OF ANY KIND ARISES BETWEEN THEM, THEY AGREE TO WAIVE ANY RIGHTS EACH MAY HAVE TO A JURY OR COURT TRIAL.

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     Any party hereto electing to commence an action shall give written notice to the other parties hereto of such election. The arbitrator shall be limited to an award of monetary damages, shall not be entitled to award punitive damages and shall conduct the arbitration in accordance with the New York Rules of Evidence. The dispute shall be settled by arbitration to take place in New York county, in accordance with the then rules of the American Arbitration Association or its successor. The award of such arbitrator may be confirmed or enforced in any court of competent jurisdiction. The costs and expenses of the arbitrator including the attorney's fees and costs of each of the parties shall be apportioned between the parties by such arbitrator based upon such arbitrator's determination of the merits of their respective positions. Nothing contained in this Section shall in any way be construed to modify, expand or otherwise alter the rights and obligations of the Company and Petty Consulting Inc contained elsewhere in this Agreement.

     12. Equitable Remedies. In the event of a breach of threatened breach by Petty Consulting Inc of any of its obligations under this Agreement, Petty Consulting Inc acknowledges that the Company may not have an adequate remedy at law and therefore it is mutually agreed between Petty Consulting Inc and the Company that in addition to any other remedies at law or in equity which the Company may have, the Company shall be entitled to seek in a court of law and/or equity a temporary and/or permanent injunction restraining Petty Consulting Inc from any continuing violation or breach of this Agreement.

          4.   General Provisions.

               (a) Nothing contained herein shall constitute a partnership between, or joint venture by, the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this subsection, nor neither party shall become liable for the representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to grant any right or remedy to any third party whether referred to herein or not. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision(s) of this Agreement and any material statute, law, ordinance, order or regulation contrary to which the parties

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hereto have no legal right to contract, the latter shall prevail; provided, however, that in such event the provision(s) of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby, and all such other provisions shall continue in full force and effect.

     (b) Petty Consulting Inc acknowledges that the Company has advised Petty Consulting Inc to seek the advice of counsel in connection with Petty Consulting Inc's rights with respect to this Agreement. In connection with the foregoing, Petty Consulting Inc and the Company acknowledge that its outside counsel, Leon Schrage Esq connection with the negotiation, documentation and execution of this Agreement, has represented the Company. Petty Consulting Inc further acknowledges and agrees that Leon Schrage Esq has represented only the interests of the Company in connection with this Agreement and has not represented Petty Consulting Inc.

     (c) Neither Petty Consulting Inc nor its employees are employees of or by the Company with respect to the performance of Consulting Services to the Company during the Term of this Agreement; accordingly, Petty Consulting Inc shall indemnify the Company against any and all withholding and/or employment taxes charged against the Company with respect to Petty Consulting Inc's performance of Consulting Services during the Term of this Agreement.

     (d) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger, reorganization or other transaction in which the Company is not the surviving or resulting corporation or upon any transfer of all or substantially all of the assets of Company in the event of any such merger, or transfer of assets. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place.

     (e) Except as otherwise provided by law or elsewhere herein, during the pendency of an act of force majeure, as hereinafter defined, at the Company's sole discretion, the

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Company may elect to suspend the operation of this Agreement for all or any part of the pendency of an act of force majeure (the "Suspension"). During any such Suspension, the Term of this Agreement shall be suspended and the obligations of the Company to the Petty Consulting Inc, including the accrual or payment of compensation due Petty Consulting Inc during the period of such suspension, shall be inoperative. In the event the Suspension is in effect for a period in excess of thirty (30) days Petty Consulting Inc may elect to terminate the Agreement by prior written notice to the Company, pursuant to
Section 13(1) below. For the purposes hereof force majeure shall be defined as any act commonly referred to as force majeure which materially and adversely affects the Company's business and operations, including but not limited to:

                (i) The Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, epidemic, explosion, accident, calamity or other act of God;

                (ii) Any strike or labor dispute or court or government action, order or decree;

                (iii) A banking moratorium having been declared by federal or state authorities;

                (iv) An outbreak of major armed conflict, blockade, embargo, or other international hostilities or restraints or orders of civic, civil defense, or military authorities, or other national or international calamity having occurred;

                (v) Any act of public enemy, riot or civil disturbance or threat thereof; or

                (vi) An injunction, temporary restraining order or other legal or governmental action, which materially adversely affects the Company's ongoing business and operations

                (f) Neither Petty Consulting Inc nor its representatives shall have any right, power or authority to accept any order or to assume or create any obligation, expressed or implied, on behalf of the Company without prior empowerment by the board.


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          (g)  Petty Consulting Inc shall furnish and be fully responsible for all equipment, Tools and instrumentalities that may be necessary for Petty Consulting Inc to perform the Consulting Services unless prior agreement.

          (h) This Agreement may not be modified, altered or amended except by an instrument in writing signed by the parties hereto.

          (i) This Agreement shall be construed in accordance with the laws of the State of New York except to the extent that any provision of
     Section 9 hereof may relate to an interpretation of the corporation laws of New York or the state in which the Company is domiciled, in which case such provision shall be construed in accordance with the corporation laws of that state.

          (j) Nothing in the Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability pursuant to court order to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision of this Agreement is declared by a court of competent jurisdiction to be void, invalid or enforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances and shall automatically be deemed to be replaced by another provision, which is as similar as possible to the provisions, which are deemed unenforceable, but are valid and enforceable.

          (k) Any notice to the Company required or permitted hereunder shall be given in writing to the Company, either by personal service, facsimile or, if by mail, by registered or certified mail return receipt requested, postage prepaid, duly addressed to the Secretary of the Company at its then principal place of business with a copy to Leon Schrage Esq. 26 Court Street Brooklyn NY 11242. Any such notice to Petty Consulting Inc shall be given in a like manner, and if mailed shall be addressed to Petty Consulting Inc at Petty Inc's

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address above or such later address then shown in the files of the Company with a copy to Robert Petty 20H 240 86th East NY 10028 New York. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given on the fifth business day following the postmarked date, if mailed, or the date of delivery if personally delivered or delivered by facsimile.

               (l) A waiver by either party of any term or condition of this Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.

               (m) The section and subsection headings contained in this Agreement are solely for convenience and shall not be considered in its interpretation.

               (n) This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

               (o) Petty Consulting Inc agrees that Robert Petty has carefully read and fully understands all of the provisions of this Agreement and is voluntarily entering into this Agreement.






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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year first written above.


                              COMPANY:

                              StampVille com. Inc.


                              /s/ CHESKY MALAMUD
                              --------------------------------
                              CHESKY MALAMUD
                              President


                              PETTY CONSULTING, INC.

                              /s/ ROBERT PETTY
                              ---------------------------------
                              Robert Petty
                              President







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                                 Schedule 3(a)

                                  Fee Schedule


Consulting Services shall be compensated on the following basis:

Robert Petty:            $8,166.67 per month

Douglas Wu:              $13,000 per month

Jennifer Christopher:    $6,450 per month







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